As filed with the Securities and Exchange Commission on December 8, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAL-MART STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(479) 273-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gordon Y. Allison, Esq.

Vice President-Corporate Division General Counsel

Wal-Mart Stores, Inc.

702 S.W. 8th Street

Bentonville, Arkansas 72716

(479) 273-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Dudley W. Murrey, Esq. Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201 (214) 659-4400	Andrew J. Pitts, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1620

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.10 par value per share	70,615,608 shares	$58.26	$4,114,065,322.08	$471,471.89

(1)	This Registration Statement registers the offer and sale of a maximum of 70,615,608 shares of common stock of Wal-Mart Stores, Inc. by selling shareholders to be named in one or more post-effective amendments to this Registration Statement, supplements to the prospectus contained in this Registration Statement or other reports or documents filed with the Securities and Exchange Commission.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low price of the common stock of Wal-Mart Stores, Inc. reported on the New York Stock Exchange on December 5, 2011.

PROSPECTUS

70,615,608 Shares

WAL-MART STORES, INC.

Common Stock

This prospectus relates to 70,615,608 shares of our common stock, par value $0.10 per share, which we refer to below as “the Shares.” The Shares may be offered for sale from time to time by one or more selling shareholders to be identified by one or more post-effective amendments to the registration statement of which this prospectus forms a part, supplements to this prospectus or reports or other documents filed with the Securities and Exchange Commission (the “SEC”) from time to time as permitted by the SEC’s rules. Each selling shareholder that is identified as described may offer and sell from time to time any or all of the Shares beneficially owned by the selling shareholder. We will not receive any proceeds from the sale of any of the Shares by a selling shareholder hereunder.

As of the date of this prospectus, Walton Enterprises, LLC (“Walton Enterprises”) owned the Shares, but has informed us that it intends to transfer the Shares to one of its unitholders and that such unitholder will transfer all of the Shares it receives to a number of charitable trusts. Those charitable trusts may hold, sell or contribute to charities all or a part of the Shares. Any such charitable trust or charitable distributee could become a selling shareholder. See “Selling Shareholders” below. Walton Enterprises has agreed to reimburse us for all expenses we incur in connection with the registration, offer and sale of the Shares.

A selling shareholder may elect to offer and sell the Shares in a number of different ways, including in underwritten offerings, by underwritten or other block trades, in ordinary brokerage transactions on the New York Stock Exchange or in negotiated transactions, and may offer and sell the Shares at market prices prevailing at the time of the sale, at negotiated prices or at varying prices. Offers and sales may be made either directly or through underwriters, brokers, dealers or other agents. We provide more information about how the selling shareholders may sell the Shares under “Plan of Distribution” below.

Shares of our common stock are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “WMT.” On December 7, 2011, the closing price of our common stock on the NYSE was $58.51 per share.

This prospectus may not be used by any selling shareholder to offer and sell any of the Shares in any instance unless a supplement to this prospectus, report or other document identifying that selling shareholder has been filed with the SEC. At the time a particular offer of any number of the Shares is made, if required by the SEC’s rules, we will provide a supplement to this prospectus identifying the selling shareholder offering such of the Shares for sale and describing the specific number of the Shares offered for sale, the offering price and other material terms of the offering, as well as the names of any underwriters, brokers, dealers or agents participating in the offering. See “Selling Shareholders” below.

See “Risk Factors” on page 8 regarding factors you should consider before buying any of the Shares. You should also review carefully any risk factors included in any prospectus supplement accompanying this prospectus and contained in the information incorporated by reference into this prospectus for a discussion of risks that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 8, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf registration process, the selling shareholders may offer and sell, from time to time, an aggregate of up to 70,615,608 shares of our common stock under this prospectus. If required by applicable law, each time one or more selling shareholders offer shares of our common stock in reliance on such shelf registration statement, we will provide a prospectus supplement containing specific information about the selling shareholders and the terms on which they are offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information incorporated by reference into this prospectus as described under “Incorporation of Information by Reference” before you make any decision to invest in the Shares.

You should rely only on the information contained in or incorporated by reference into this prospectus and in any accompanying prospectus supplement relating to the offer and sale of any of the Shares. We are responsible only for the information contained in this prospectus or incorporated by reference into this prospectus or to which we have referred you, including any prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. None of Walmart, Walton Enterprises and any selling shareholder has authorized any dealer, broker, agent, salesman or other person to provide you with information different from that contained or incorporated by reference into this prospectus or an accompanying prospectus supplement. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus, any prospectus supplement or any information incorporated by reference into this prospectus.

In this prospectus, unless otherwise specified, each of the terms “Walmart,” “we,” “us,” “our” and “our company” refers to Wal-Mart Stores, Inc. and its consolidated subsidiaries.

This prospectus is offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. No offers or sales of any of the Shares are to be made in any jurisdiction in which such an offer or sale is not permitted.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus, a prospectus supplement accompanying this prospectus and the information incorporated by reference into this prospectus may include or incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to enjoy the safe harbor from liability provided by that act. Those forward-looking statements may address activities, events or developments as to our business, our plans and objectives for our operations or our financial performance that we expect or anticipate will or may occur in the future, including:

•	our business strategy;

•	our business plans, goals and priorities;

•	the amount, nature and allocation of our future capital expenditures;

•

the expansion and growth of our business, including the opening of additional units in the United States and in international markets, making acquisitions of assets and ownership interests in other companies and commencing operations in new international markets;

•	the conversion of our Walmart discount stores into supercenters and relocation of existing units;

•	the remodeling of existing units or special projects at existing units;

•	opening or testing of units in new retail formats;

•	expansion and other development trends of the retail industry;

•	our ability to integrate newly acquired operations into our existing operations;

•	our pricing strategy;

•	our cost of goods;

•	our operating expenses;

•	our inventory levels;

•	the effect of economic developments on our customers and our operations;

•	the anticipated success and timing of our operating initiatives;

•	the anticipated success of specific merchandise lines or merchandise categories;

•	our ability to increase our market share;

•	the effect of currency exchange rate fluctuations on our reported results of operations;

•	the effect of changes in fuel prices on our results of operations;

•	changes in our operations, including the mix of merchandise we will sell;

•	the outcome of, and effect on us of, legal and regulatory proceedings to which we are a party;

•	our financing strategy;

•	our liquidity, ability to access the financial and capital markets and ability to refinance our debt as it matures;

•	our anticipated earnings per share for any period;

•	our effective tax rate for any period; and

•	the anticipated changes in our comparable store sales from one period to another period.

The expectations expressed in the forward-looking statements included in this prospectus, a prospectus supplement accompanying this prospectus and any information incorporated by reference into this prospectus are or will be based on reasonable assumptions within the bounds of our knowledge of our business and the environment in which we operate. Our business operations are subject, however, to many factors outside our control, any one or combination of which could materially affect our operations, financial performance, business strategy, plans, goals and objectives and cause our actual results to differ materially from those expressed or projected by any forward-looking statement included in this prospectus, a prospectus supplement accompanying this prospectus or any information incorporated by reference into this prospectus. Those factors include:

•	general economic conditions;

•	economic conditions affecting specific markets in which we operate;

•	competitive pressures;

•	inflation and deflation;

•	consumer confidence, disposable income, credit availability, spending patterns and debt levels;

•

the seasonality of our business, in particular the fact that we earn a disproportionate amount of our operating income in the fourth quarter of our fiscal year as a result of seasonal buying patterns in the United States and certain of our other markets;

•	changes in seasonal buying patterns;

•	unemployment and partial employment rates and employment conditions in our markets;

•	geo-political conditions and events;

•	weather conditions and events and their effects;

•

catastrophic events and natural disasters, as well as the damage caused to our stores, clubs and facilities by such events and disasters and the limitations on our customers’ access to our stores and clubs resulting from such events and disasters;

•	public health emergencies;

•	civil unrest and disturbances and terrorist attacks;

•	commodity prices;

•	the cost of goods we sell;

•	transportation costs;

•	the cost of diesel fuel, gasoline, natural gas and electricity;

•	the selling prices of gasoline;

•	disruption of our supply chain, including transport of goods from foreign suppliers;

•	information security costs;

•	trade restrictions;

•	changes in tariff and freight rates;

•	labor costs;

•	the availability of qualified labor pools in the specific markets in which we operate;

•	changes in employment laws and regulations;

•	the cost of healthcare and other benefits;

•	casualty and other insurance costs;

•	accident-related costs;

•	the cost of construction materials;

•	the availability of acceptable building sites for new stores, clubs and facilities;

•	zoning, land use and other regulatory restrictions;

•	adoption of or changes in tax and other laws and regulations that affect our business, including changes in corporate tax rates;

•	developments in, and the outcome of, legal and regulatory proceedings to which we are a party or are subject;

•	currency exchange rate fluctuations;

•	changes in market interest rates; and

•	conditions and events affecting domestic and global financial and capital markets.

Certain of these risks and other risks are discussed under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K incorporated herein by reference, as that information may be updated by information contained in subsequently filed Quarterly Reports on Form 10-Q, and in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into that Annual Report on Form 10-K and in each of those subsequently filed Quarterly Reports on Form 10-Q. Those risk factors, the foregoing factors and other factors not identified in the foregoing list or in the risk factors in the reports discussed above could adversely affect our operations, financial performance and business strategy, plans, goals and objectives.

We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating each forward-looking statement contained in this prospectus, the applicable prospectus supplement and any information incorporated by reference into this prospectus. The forward-looking statements contained in this prospectus, in a prospectus supplement accompanying this prospectus or in the information incorporated by reference into this prospectus are based on our knowledge of our business and the environment in which we operate and assumptions that we believe to be reasonable at the time such forward-looking statements are made. As a result of the risk factors, uncertainties and other factors described and listed above, as well as other risks, uncertainties and other factors and matters, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from those expressed or projected in any such forward-looking statements. Consequently, this cautionary statement qualifies all such forward-looking statements. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected or projected consequences for us or affect us, our operations or our financial performance as we have expected or projected. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of such forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

WAL-MART STORES, INC.

We are the world’s largest retailer as measured by total net sales. Employing approximately 2.1 million associates, we operate more than 9,826 retail stores in various formats under approximately 69 different banners in 28 countries around the world. We serve our customers and Sam’s Club members more than 200 million times each week primarily through the operation of three segments:

•	our Walmart U.S. segment, which operates our discount stores, supercenters, Neighborhood Markets and Walmart Express units in the United States and Puerto Rico;

•

our Walmart International segment, which includes our operations outside of the United States and Puerto Rico, operates retail stores in a variety of formats, our warehouse membership clubs outside of the United States and Puerto Rico and, in Chile, Japan and Mexico, restaurants; and

•	our Sam’s Club segment, which operates our warehouse membership clubs in the United States and Puerto Rico.

We also conduct global e-commerce operations through walmart.com, the online operations of our Walmart U.S. segment, samsclub.com, the online operations of our Sam’s Club segment, and online operations in a number of the international markets in which we operate.

We currently operate in all 50 states of the United States and in Puerto Rico, as well as in Argentina, Brazil, Canada, Japan and the United Kingdom. Through majority-owned subsidiaries, we operate in Chile, Mexico and five countries in Central America, as well as in South Africa and twelve other sub-Saharan African countries. We operate in China through joint ventures and other controlled subsidiaries and in India through a joint venture.

As of October 31, 2011, our Walmart U.S. segment operated 3,850 stores in the United States and Puerto Rico, including:

•	3,002 supercenters;

•	647 discount stores;

•	192 Neighborhood Markets; and

•	9 small format stores.

As of October 31, 2011, our Walmart International segment operated a total of 5,366 units in 27 countries outside the United States and Puerto Rico, including 67 units in Argentina, 496 units in Brazil, 329 units in Canada, 588 units in Central America, 299 units in Chile, 415 units in Japan, 1,932 units in Mexico, 337 units in South Africa and twelve other sub-Saharan African countries, 542 units in the United Kingdom, 352 units in China through joint ventures and controlled subsidiaries, and 9 units in India through a joint venture.

Our Sam’s Club segment operated 610 Sam’s Clubs in the United States and Puerto Rico as of October 31, 2011.

Wal-Mart Stores, Inc. is the parent company of, and conducts a substantial part of its operations through, a group of subsidiary companies, including Wal-Mart.com, Inc., Wal-Mart de Mexico, S.A.B. de C.V., ASDA Stores Limited, Massmart Holdings Limited, Sam’s West, Inc., Sam’s East, Inc., Wal-Mart Japan, Wal-Mart Stores East, LP, Sam’s Property Co., Wal-Mart Property Company, Wal-Mart Real Estate Business Trust and Sam’s Real Estate Business Trust. The information presented above relates to our operations and our subsidiaries on a consolidated basis.

Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969.

We maintain our principal executive offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716. Our telephone number there is (479) 273-4000.

The address of our corporate website is at www.walmartstores.com. Information contained in our corporate website and other websites that we maintain or sponsor is not a part of this prospectus or any prospectus supplement accompanying this prospectus.

RISK FACTORS

Investment in our common stock involves certain risks. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and that may be discussed in our Quarterly Reports on Form 10-Q filed with the SEC after that Annual Report on Form 10-K, as well as in any of the other information that is incorporated by reference into this prospectus, before you decide whether to purchase any of the Shares. In addition, from time to time we may describe risks relating to our financial condition and results of operations in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into our most recent Annual Report on Form 10-K or included in one of our subsequently filed Quarterly Reports on Form 10-Q. Any of the risks so discussed could materially adversely affect our business, financial condition, results of operations and cash flows. As a result, the market price of our common stock could decline, and you may lose all or part of your investment in the Shares. For more information, see “Where You Can Find More Information” and “Incorporation of Information by Reference.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of the Shares by any selling shareholder. All proceeds from the sale of any of the Shares by a selling shareholder will be for the account of that selling shareholder.

SELLING SHAREHOLDERS

General

Walton Enterprises owned the Shares as of the date of this prospectus. Mr. S. Robson Walton, Ms. Alice L. Walton, Mr. Jim C. Walton and the John T. Walton Estate Trust hold all of the voting units in Walton Enterprises as of the date of this prospectus. Walton Enterprises and certain of its unitholders beneficially own other shares of our common stock. The Shares were originally acquired from us by Walton Enterprises in connection with our incorporation and initial capitalization and through the stock splits and stock dividends occurring after our incorporation, in each case in transactions exempt from the registration requirements of the Securities Act. Mr. S. Robson Walton is the Chairman of the Board and a director of Walmart, and Mr. Jim C. Walton is a director of Walmart.

Walton Enterprises has informed us that it plans to transfer the Shares to one of its unitholders and that it understands that such unitholder will transfer all of the Shares it receives to a number of charitable trusts. In addition, Walton Enterprises has informed us that, with respect to the Shares received by the charitable trusts, Walton Enterprises expects that each of the charitable trusts will continue to hold those of the Shares that it receives, become a selling shareholder for purposes of this prospectus and sell those Shares in reliance on the registration statement of which this prospectus is a part, sell those Shares in other transactions or transfer those Shares to one or more charitable institutions. If any of the Shares are donated to such a charitable institution, it may become a selling shareholder for purposes of this prospectus.

Before any offer or sale of any of the Shares is made by a selling shareholder by means of this prospectus, we will file with the SEC a prospectus supplement, a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part identifying that selling shareholder, including the trustees of any trust that is a selling shareholder, indicating the number of the Shares and any other shares of our common stock that the selling shareholder beneficially owns, the nature of any material relationship between the selling shareholder and Walmart within the past three years, the number of the Shares beneficially owned by the selling shareholder that it may offer and sell by means of this prospectus and providing any other information required to be disclosed as to that selling shareholder.

Information with respect to the beneficial ownership of all or any part of the Shares appearing in any prospectus supplement, report or post-effective amendment that we file with the SEC relating to any selling shareholder or to a particular offer of any of the Shares will be based on our records, information filed with the SEC or information furnished to us by selling shareholders. Beneficial ownership of the Shares has been and will be determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities.

Registration Rights

We recently entered into a registration rights agreement with Walton Enterprises pursuant to which we agreed to register the offer and resale of the Shares by selling shareholders designated by Walton Enterprises. The following description of the terms of that registration rights agreement is intended as a summary of the material terms of the registration rights agreement only and is qualified in its entirety by reference to the registration rights agreement, a copy of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

We have agreed with Walton Enterprises and any selling shareholder becoming a party to the registration rights agreement to use our commercially reasonable efforts to file and cause to be effective a registration statement registering the offer and sale of the Shares. We have also undertaken to use our commercially reasonable efforts to maintain the effectiveness of a registration statement that registers the offer and sale of the Shares by the selling shareholders at all times during the period that commenced on the date of this prospectus and expires on December 31, 2017, unless the registration rights agreement is earlier terminated or all of the Shares have ceased to be subject to registration under that agreement as a result of having been sold in reliance on a registration statement filed in accordance with the registration rights agreement or in transactions exempt from the registration requirements of the Securities Act, including in sales made in compliance with Rule 144 under the Securities Act, or in certain other circumstances. We have not agreed to register or otherwise qualify any of the Shares for offer and sale in any other country or to seek to have the Shares admitted to trading on any foreign securities exchange. We also agree in the registration rights agreement to file a supplemental listing application to list the Shares for trading on the NYSE.

A holder of any of the Shares must agree to be bound by the terms of the registration rights agreement applicable to selling shareholders and to perform the agreements and covenants of a selling shareholder thereunder in order for Walmart to be obligated to identify such holder as a selling shareholder under a registration statement filed pursuant to the registration rights agreement and for the selling shareholder to be entitled to rely on such a registration statement to offer and sell those of the Shares it owns.

Under the terms of the registration rights agreement, subject to limited exceptions or unless the Company otherwise consents, the selling shareholders, considered as a group, may not make in any single fiscal year of Walmart more than four offerings, including underwritten offerings, that would be distributions for purposes of Regulation M of the SEC. Such offerings must be made in one of the four scheduled open trading periods in each of our fiscal years during which our restricted trading calendar generally permits our directors and officers to trade in shares of our common stock, and no more than one such offering may be made in any such period. No such offering may be initiated during any period in which our restricted trading calendar prohibits our officers and directors from trading in shares of our common stock. The selling shareholders must use their commercially reasonable efforts to make such offerings in a manner so that the restricted periods (for purposes of Regulation M) of such offerings will be limited to a total of not more than twenty trading days in any fiscal year of Walmart. The registration rights agreement also provides that offers and sales of any of the Shares by a selling shareholder, whether made in reliance on the registration statement of which this prospectus is a part or otherwise, may not be made at certain times, in certain circumstances, including, subject to some exceptions, during blackout periods, or through certain broker-dealers. In addition, if requested by Walmart or the managing underwriters for such offering, a selling shareholder may not sell any of the Shares during any period in which we propose to make any underwritten offering of shares of our common stock (although we do not expect to make any underwritten offering of our common stock in the foreseeable future). We may, but are not obligated to, consent to selling shareholders making offers and sales of the Shares that they are not otherwise permitted to make under the terms of the registration rights agreement.

In the registration rights agreement we agree to assist a selling shareholder in connection with certain types of offers and sales of the Shares in any manner reasonably acceptable to us. In that regard, we may become a party to an underwriting agreement relating to an underwritten offering of some or all of the Shares by a selling shareholder.

We have agreed in the registration rights agreement to indemnify the selling shareholders, and the selling shareholders have agreed to indemnify us, against certain liabilities related to the sale of any of the Shares, including liabilities arising under the Securities Act.

Walton Enterprises has agreed to reimburse us for all expenses we incur in connection with the registration of the offers and sales of the Shares by the selling shareholders, including the expenses we have incurred and may incur in connection with the preparation and filing of any registration statement, prospectus and any other offering documentation, any offer and sale of the Shares and the listing of the Shares on the NYSE, as well as all related registration, filing and listing fees. We will not pay any expenses of Walton Enterprises, any unitholder thereof or any selling shareholder relating to the registration of the Shares owned by them or any offers and sales of the Shares that are owned by them, including any underwriting discounts, commissions or transfer taxes.

DESCRIPTION OF OUR COMMON STOCK

General

The following is a summary of the material rights and privileges of shares of our common stock and certain provisions of our restated certificate of incorporation, as amended, and our amended and restated bylaws as currently in effect. The following description does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, copies of which have been filed with the SEC and are either exhibits to or are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

Pursuant to our restated certificate of incorporation, as amended, our authorized capital stock consists of 11,100,000,000 shares, with a par value of $0.10 per share, of which:

•	11,000,000,000 shares are designated as common stock, 3,424,697,366 of which were outstanding as of December 6, 2011; and

•	100,000,000 shares are designated as preferred stock, none of which were outstanding as of December 6, 2011.

As of December 6, 2011, we had 279,340 shareholders of record, which number does not include a significant number of persons who are beneficial owners of shares of our common stock and hold their shares in “street name” through brokers, banks or other financial institutions. The number of issued and outstanding shares noted above does not include approximately 52.6 million shares of our common stock that may be issued to the holders of awards and options that were outstanding under our Stock Incentive Plan of 2010 and other of our employee benefit plans on December 6, 2011.

Voting Rights

Each holder of our common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. Except as noted below or as otherwise required by the Delaware General Corporation Law, the vote of shareholders required to decide any question brought before a shareholder meeting at which a quorum is present is a majority of the outstanding shares present in person or represented by proxy at that meeting and entitled to vote. In a contested election of directors, which is an election in which there are more nominees for election than board positions to be filled, directors are elected by the vote of a plurality of the outstanding shares present in person or represented by proxy at that meeting and entitled to vote. The holders of a majority of the outstanding shares of our stock must approve any amendments to our restated certificate of incorporation, as amended, any merger or consolidation to which we are a party (other than parent-subsidiary mergers), any sale of all or substantially all of our assets or our dissolution as a corporation. In addition, the Delaware General Corporation Law requires the holders of all of the outstanding shares of our stock to approve any conversion of our corporation to another type of entity, such as a limited liability company. Our shareholders do not have cumulative voting rights as to the election of directors.

Dividends

Subject to the preferential rights of any holders of any series of our preferred stock that may be issued in the future, the holders of our common stock are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors from legally available funds.

Liquidation Distributions

Subject to the preferential rights of holders of any series of our preferred stock that may be issued in the future, upon our liquidation, dissolution or winding-up and after payment of all prior claims against our assets and our outstanding obligations, the holders of our common stock will be entitled to receive pro rata all our remaining assets.

Preemptive or Similar Rights

The holders of shares of our common stock are not entitled to any preemptive, conversion or other similar rights to subscribe for or acquire additional shares of our common stock or other of our securities. There are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Nonassessable

The Shares are fully paid and are nonassessable.

Certificate of Incorporation and Bylaws

Our restated certificate of incorporation, as amended, and our amended and restated bylaws include the following provisions, among others:

•	each of our directors is elected annually;

•

each of our directors may be removed for cause or without cause by the vote of, and replaced by a new director elected by the vote of, the holders of a majority of the outstanding shares of our common stock;

•

except as noted above, vacancies on our board of directors, and any new director positions created by the expansion of our board of directors, may be filled only by a majority of the directors then in office;

•	actions to be taken by our shareholders may be effected at an annual or special meeting of our shareholders and by written consent;

•	special meetings of our shareholders can be called only by a majority of our board of directors, our chairman of the board or by our chief executive officer;

•

our amended and restated bylaws establish an advance notice procedure for shareholders to submit proposed nominations of persons for election to our board of directors and other proposals for business to be brought before an annual meeting of our shareholders;

•	our board of directors may issue up to 100,000,000 shares of preferred stock, with designations, rights and preferences as may be determined from time to time by our board of directors; and

•	our amended and restated bylaws may be amended by our board of directors or our shareholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation, subject to certain exceptions, from engaging in any business combination with any interested shareholder for a period of three years after the date that such shareholder became an interested shareholder.

Dividend Policy

Beginning in March 1974, we have paid a cash dividend on our common stock every year, with the per share amount of the dividend increasing each year. We expect to continue to pay annual cash dividends on our common stock in the foreseeable future.

Listing

Shares of our common stock are listed for trading on the NYSE under the symbol “WMT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is P.O. Box 43069, Providence, Rhode Island 02940-3069 and its telephone number is (800) 438-6278.

PLAN OF DISTRIBUTION

Under this prospectus, including any amendment or supplement hereto, a selling shareholder may offer for sale those of the Shares it owns from time to time, in one or more transactions on the NYSE or other national securities exchanges on which shares of our common stock may be traded, in the over-the-counter market or otherwise. The Shares may be offered and sold in underwritten offerings, in underwritten and other block trades, in ordinary brokerage transactions or in privately negotiated trades, and may be offered and sold at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Subject to the restrictions set forth in the registration rights agreement as described above, the Shares may be offered by the selling shareholders in any manner permitted by law, including through underwriters, brokers, dealers or agents, or directly to one or more purchasers. Sales of the Shares by selling shareholders may involve any of the following:

•

an underwritten public offering in which underwriters will acquire the Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of each sale;

•	an underwritten block trade in which underwriters will acquire the Shares for their own account and resell them in one or more transactions at fixed prices;

•	a block trade in which the broker or dealer engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	a purchase by a broker or dealer as principal and resale by such broker or dealer for its account;

•	an exchange distribution in accordance with the rules of the NYSE or any national stock exchange on which the Shares are listed for trading;

•	an ordinary brokerage transaction or a transaction in which a broker solicits purchasers;

•	an “at-the-market offering” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	privately negotiated transactions; and

•	any combination of any of these methods of sale.

In addition, any selling shareholder may sell any of the Shares in transactions exempt from the registration requirements of the Securities Act, including in sales complying with Rule 144 of the Securities Act, rather than in reliance on the registration statement of which this prospectus is a part. To the extent required by applicable securities laws, the Shares will only be sold through registered or licensed broker-dealers.

Selling shareholders may sell any of the Shares directly or through agents designated by them from time to time. Any agent in the offer or sale of the Shares will be named, and any commissions payable to that agent will be set forth, in any prospectus supplement required to be delivered in connection with that offer and sale.

In connection with the sale of the Shares, broker-dealers may receive commissions or other compensation from a selling shareholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of those of the Shares for whom they act as agents or to whom they sell any of the Shares as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering of any of the Shares, underwriters may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of the Shares for whom they act as agents. Underwriters may sell the Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on behalf of a selling shareholder that participate in any distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any of those underwriters, dealers, brokers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. For any sale of any of the Shares constituting a takedown under the shelf registration statement of which this prospectus is a part and that is reviewed and approved under the same-day clearance option of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of any of the Shares by the selling shareholders that may be deemed to be underwriting compensation pursuant to FINRA’s Rule 5110 will not exceed 8% of the gross proceeds of the offering to the selling shareholders.

If we are required to deliver a prospectus supplement as to a particular offer of any of the Shares, the prospectus supplement will set forth the name of each selling shareholder, the aggregate number of the Shares being offered and the material terms of the offering, including the price at which the Shares are being offered to the public, the name or names of any participating underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement and, as necessary or appropriate, a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to disclose additional information with respect to any distribution of all or part of the Shares.

In connection with an underwritten offering of all or part of the Shares, we and each selling shareholder participating in that underwritten offering would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of those of the Shares covered by such underwriting agreement will be obligated to purchase all of the Shares covered by such underwriting agreement if any of the Shares covered by such underwriting agreement are purchased. A selling shareholder may grant to the underwriter or underwriters an option to purchase an additional number of those of the Shares held by the selling shareholder at the public offering price, less any underwriting discount, as may be set forth in the applicable prospectus supplement. If a selling shareholder grants any such option, the terms of that option will be set forth in the applicable prospectus supplement.

Underwriters, dealers, brokers or agents may be entitled, pursuant to relevant agreements entered into with us or a selling shareholder, to indemnification by us or a selling shareholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, dealers, brokers or agents may be required to make in connection with any claims arising as a result of any such misstatement or alleged misstatement or any such omission or alleged omission.

The selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell a part of the Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use any part of the Shares, which are pledged by the selling shareholders or borrowed from the selling shareholders, to settle those sales or to close out any related open borrowings of shares of our common stock, and may use any part of the Shares received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of shares of our common stock. The third party in such sale transactions will be an underwriter and will be identified in any applicable prospectus supplement.

The selling shareholders are not restricted as to the price or prices at which they may sell the Shares. Sales of the Shares may have an adverse effect on the market price of our common stock. Moreover, it is possible that a significant number of the Shares could be sold at the same time, which may have an adverse effect on the market price of our common stock.

There can be no assurance that any selling shareholder will offer or sell any or all of the Shares.

LEGAL MATTERS

The validity of the Shares will be passed upon for us by Gordon Y. Allison, Esq., Vice President and Corporate Division General Counsel of Wal-Mart Stores, Inc. Mr. Allison owns, or has rights to acquire or own under our Stock Incentive Plan of 2010, less than 1% of the outstanding shares of our common stock.

EXPERTS

The consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in the Company’s Annual Report (Form 10-K) for the year ended January 31, 2011, and the effectiveness of the Company’s internal control over financial reporting as of January 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and our audited financial statements to be included or incorporated by reference in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.walmartstores.com. The information contained on our corporate website or any other website sponsored or maintained by us is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the office of the New York Stock Exchange. For information on obtaining copies of public filings at the New York Stock Exchange, you should call 212-656-5060.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including the exhibits thereto, from the SEC in the manner described above.

INCORPORATION OF INFORMATION BY REFERENCE

As permitted by the SEC’s rules, we “incorporate by reference” into this prospectus information contained in certain documents we file with the SEC, which means we disclose to you important information concerning us by referring you to those documents that we have incorporated by reference. The information and documents that we are incorporating by reference into this prospectus form an important part of this prospectus.

We incorporate by reference into this prospectus the following documents:

•

Our Annual Report on Form 10-K for our fiscal year ended January 31, 2011, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 18, 2011 that is incorporated by reference into that Annual Report on Form 10-K.

•	Our Quarterly Reports on Form 10-Q for our fiscal quarters ended April 30, 2011, July 31, 2011 and October 31, 2011.

•	Our Current Reports on Form 8-K filed with the SEC on April 15, 2011, June 9, 2011, September 27, 2011 and September 29, 2011.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which filings will include our Annual Reports on Form 10-K (and the information incorporated by reference therein), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (excluding any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K) and definitive proxy statements contained in our Schedules 14A so long as the registration statement of which this prospectus is a part remains effective. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K of the SEC contained in any of the documents or the future filings described above.

The information contained in this prospectus will be updated and supplemented by the information contained in certain filings we make with the SEC in the future, including our Annual Reports on Form 10-K (and the information incorporated by reference therein), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (excluding information furnished under Item 2.02 or 7.01 of a Current Report on Form 8-K) and definitive proxy statements, that are incorporated by reference into this prospectus. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and in the filings previously filed with the SEC that are incorporated by reference into this prospectus. Please note that we will not incorporate by reference into this prospectus any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K to the SEC after the date of this prospectus unless, and only to the extent, we expressly specify in that report that we are doing so. We may file one or more Current Reports on Form 8-K specifically in connection with a particular offering of all or a part of the Shares to incorporate by reference into this prospectus information concerning our company, or the specific terms of that offering of the Shares and to file with the SEC documents used in connection with that offering. When we use the term “prospectus” in this prospectus or in any applicable prospectus supplement, we are referring to this prospectus as updated and supplemented by all information incorporated by reference into this prospectus from our Annual Reports on Form 10-K (and the information incorporated by reference therein), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive proxy statements as described above, as well as from the other filings and documents incorporated by reference into this prospectus as described above.

You can obtain any of our filings incorporated by reference into this prospectus or containing information incorporated by reference into this prospectus from us, from the SEC or from the New York Stock Exchange as noted above. We will provide to you a copy of any or all of the filings incorporated by reference into this prospectus, and any other documents referred to in this prospectus, free of charge. To request a copy of any such filing or other document, you should write or call: Wal-Mart Stores, Inc., 702 S.W. 8th Street, Bentonville, Arkansas 72716, Attention: Investor Relations, Telephone: (479) 273-8446.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all fees and expenses payable by the registrant in connection with the sale and distribution of the securities being registered hereby (other than any underwriting discounts and commissions). Walton Enterprises, LLC has agreed to reimburse the registrant for all of such fees and expenses.

Securities and Exchange Commission registration fee	$471,471.89
Printing and engraving expenses	20,000.00	(1)
Legal fees and charges	300,000.00	(1)
Accounting fees and services	300,000.00	(1)
Transfer agent and registrar fees and expenses	-0-	(1)
Miscellaneous	5,000.00	(1)
Total	$1,096,471.89

(1)	Estimated. Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses that we anticipate we will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate fees and expenses in connection with the distribution of the securities being offered will be included in any applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Amended and Restated Bylaws of the Registrant provide that the Registrant shall indemnify any person made or threatened to be made a party to any threatened, pending or completed action, lawsuit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director or officer for another entity) to the full extent it has the power to do so under the Delaware General Corporation Law and other applicable law, except that the Registrant need not indemnify any such person in connection with a proceeding initiated against the Registrant by that person unless the proceeding was authorized by the Registrant’s board of directors. The Amended and Restated Bylaws further provide that the Registrant may indemnify, to the full extent it has the power to do so under the Delaware General Corporation Law and other applicable law, any person made or threatened to be made a party to any proceeding by reason of the fact that such person is or was an associate or agent of the Registrant (or is or was serving at the request of the Registrant as an employee or agent of another entity).

Pursuant to Section 145 of the Delaware General Corporation Law, among other things, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. This power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

This power to indemnify applies to actions or suits brought by or in the right of the Registrant to procure a judgment in its favor as well, but only to the extent of expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the person in connection with the defense or of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with the further limitation that in such actions or suits no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of the Registrant is successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter of the type described in the two preceding paragraphs, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Restated Certificate of Incorporation of the Registrant, as amended to date, provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director’s liability (i) for breaches of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) for transactions in which the director received an improper personal benefit.

The Registrant is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its Amended and Restated Bylaws. In addition, the directors and officers of the Registrant are insured, at the expense of the Registrant, against certain liabilities that might arise out of their employment and are not subject to indemnification under its Amended and Restated Bylaws.

The foregoing summaries are necessarily subject to the complete texts of Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, of the Registrant and the Amended and Restated Bylaws of the Registrant referred to above and are qualified in their entirety by reference thereto.

ITEM 16.	EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
1.1**	Form of Underwriting Agreement.

4.1*	Restated Certificate of Incorporation of the Company.

4.2*	Certificate of Amendment to Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on August 26, 1991.

4.3*	Certificate of Amendment to Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on July 27, 1999.

4.4	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3(ii) to the Quarterly Report on Form 10-Q of the Company filed with the SEC on June 3, 2011).

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
4.5*	Registration Rights Agreement, dated as of December 8, 2011, among Wal-Mart Stores, Inc., Walton Enterprises, LLC, the Selling Shareholders becoming parties thereto and the Selling Shareholder Agent as defined therein.

5.1*	Opinion of Gordon Y. Allison, Esq. with respect to the legality of the shares being registered herein.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Gordon Y. Allison, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).

*	Filed herewith as an Exhibit.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the Shares.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on December 8, 2011.

WAL-MART STORES, INC.

By:	/s/ MICHAEL T. DUKE
Name:	Michael T. Duke
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael T. Duke and Charles M. Holley, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any or all amendments and post-effective amendments to this registration statement and additional registration statements relating to the offering of the shares of the common stock of Wal-Mart Stores, Inc., the offer and sale of which is registered pursuant to this registration statement, with all exhibits thereto, and all other documents in connection therewith, including any registration statements or amendments or post-effective amendments thereto, filed pursuant to Rule 462(b) under the Securities Act, granting to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such attorney-in-fact and agent might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 8th day of December, 2011.

Signature	Title

/S/ S. ROBSON WALTON S. Robson Walton	Chairman of the Board of Directors and Director

/S/ MICHAEL T. DUKE Michael T. Duke	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ CHARLES M. HOLLEY, JR. Charles M. Holley, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ STEVEN P. WHALEY Steven P. Whaley	Senior Vice President and Controller (Principal Accounting Officer)

/S/ AIDA M. ALVAREZ Aida M. Alvarez	Director

/S/ JAMES W. BREYER James W. Breyer	Director

Signature	Title

/S/ M. MICHELE BURNS M. Michele Burns	Director

/S/ JAMES I. CASH, JR., PH.D. James I. Cash, Jr., Ph.D.	Director

/S/ ROGER C. CORBETT Roger C. Corbett	Director

/S/ DOUGLAS N. DAFT Douglas N. Daft	Director

/S/ GREGORY B. PENNER Gregory B. Penner	Director

/S/ STEVEN S REINEMUND Steven S Reinemund	Director

/S/ H. LEE SCOTT, JR. H. Lee Scott, Jr.	Director

/S/ ARNE M. SORENSON Arne M. Sorenson	Director

/S/ JIM C. WALTON Jim C. Walton	Director

/S/ CHRISTOPHER J. WILLIAMS Christopher J. Williams	Director

/S/ LINDA S. WOLF Linda S. Wolf	Director

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

1.1**	Form of Underwriting Agreement.

4.1*	Restated Certificate of Incorporation of the Company.

4.2*	Certificate of Amendment to Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on August 26, 1991.

4.3*	Certificate of Amendment to Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on July 27, 1999.

4.4	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3(ii) to the Quarterly Report on Form 10-Q of the Company filed with the SEC on June 3, 2011).

4.5*	Registration Rights Agreement, dated as of December 8, 2011, among Wal-Mart Stores, Inc., Walton Enterprises, LLC, the Selling Shareholders becoming parties thereto and the Selling Shareholder Agent as defined therein.

5.1*	Opinion of Gordon Y. Allison, Esq. with respect to the legality of the shares being registered herein.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Gordon Y. Allison, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).

*	Filed herewith as an Exhibit.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of Shares.

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